                                                                      EXHIBIT D



                          SHAREHOLDER TENDER AGREEMENT

     SHAREHOLDER TENDER AGREEMENT (as the same may be modified, amended, supplemented and/or restated from time to time, this "Agreement"), dated as of June 15, 1996, by and among (1) Varlen Corporation, a Delaware corporation ("Varlen"), and (2) each of the parties listed on the signature pages hereof (each, a "Shareholder").

                                    RECITALS

     Varlen, BAS, Inc., a Virginia corporation wholly-owned by Varlen (the "Purchaser"), and Brenco, Incorporated, a Virginia corporation (the "Company"), have entered into an Acquisition Agreement, of even date herewith (as the same may be modified, amended, supplemented and/or restated from time to time, the "Acquisition Agreement"), which provides, upon the terms and subject to the conditions thereof, for the acquisition by Purchaser of all of the Company's outstanding Common Stock, par value $1.00 per share ("Common Stock"), through:
(A) a tender offer (as the same may be amended from time to time in accordance with the Acquisition Agreement, the "Offer") for any and all outstanding shares of Common Stock for $16.125 per share, net to the seller in cash and without interest thereon (as such price may be increased from time to time pursuant to the terms of any amended Offer, the "Offer Price"), and (B) a second step merger pursuant to which the Purchaser will merge with and into the Company (the "Merger") and all shares of Common Stock (other than shares held by Varlen, the Purchaser or the Company or any direct or indirect subsidiary of Varlen, the Purchaser or the Company, and shares held by any holder who properly exercises and does not waive or withdraw dissenter's rights with respect to its shares under the Virginia Stock Corporation Act (the "Virginia Act")) will be converted into the right to receive the Offer Price in cash.

     As of the date hereof, each Shareholder is the record and beneficial owner of the number of shares of Common Stock set forth under such Shareholder's name on the signature page hereto (the "Existing Shares"; and any shares of Common Stock hereafter acquired by a Shareholder prior to the termination of this Agreement being referred to herein as the "After-Acquired Shares"; and the Existing Shares and After-Acquired Shares being collectively referred to herein as the "Shares").

     As a condition to the willingness of Varlen and the Purchaser to enter into the Acquisition Agreement, Varlen has required that each Shareholder agree, and, in order to induce Varlen and the Purchaser to enter into the Acquisition Agreement, each Shareholder has agreed, severally and not jointly, to tender all of such Shareholder's Shares pursuant to the Offer.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein and in the Acquisition Agreement contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Varlen and each Shareholder hereby agree as follows:

                           ARTICLE 1: TENDER OF SHARES

     SECTION 1.1 TENDER OF SHARES. Each Shareholder shall validly tender all such Shareholder's Shares pursuant to the Offer before the expiration date thereof and agrees not to withdraw any Shares so tendered without Varlen's prior written consent; PROVIDED, HOWEVER, that each Shareholder may: (i) refrain from so tendering its Shares, and may withdraw any Shares previously so tendered, if and for so long as there shall have been commenced and not terminated a Superior Offer (as defined in Section 1.3); and (ii) may tender its Shares pursuant to such Superior Offer; AND PROVIDED FURTHER, HOWEVER, that in the event that (x) any such Superior Offer shall have expired or been terminated without purchase of such Shareholder's Shares, and (y) the Offer shall then be in effect, then Shareholder shall again be subject to the provisions of this sentence.

     SECTION 1.2 CHARITABLE CONTRIBUTIONS. Notwithstanding anything to the contrary set forth in this Agreement, up to 50,000 Shares in the aggregate (among all Shareholders) may be contributed by one or more Shareholders to one or more charitable organizations and, if and to the extent so contributed, shall not be required to be tendered pursuant to the Offer hereunder.

     SECTION 1.3 SUPERIOR OFFER. For purposes of this Agreement, the term "Superior Offer" shall mean a cash tender offer commenced (within the meaning of Rule 14d-2 under the Exchange Act) by any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than Varlen or the Purchaser or any of their respective subsidiaries or affiliates) for any and all shares of Common Stock at a price in excess of the then Offer Price.

                           ARTICLE 2: REPRESENTATIONS
                       AND WARRANTIES OF THE SHAREHOLDERS

     Each Shareholder (as to itself only) hereby represents and warrants to, and agrees with, Varlen as follows:

     TITLE TO SHARES; NO OTHER SHARES. Such Shareholder is the record or beneficial owner of the number of Existing Shares set forth below such Shareholder's name on the signature page hereof (which are evidenced by the Common Stock certificate(s) identified below such Shareholder's name on the signature page hereof (the "Certificate")), free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or encumbrance of any kind, other than pursuant to this Agreement. The number of Existing Shares and the Certificate set forth below such Shareholder's name on the signature page hereof represent the only Shares and Certificate owned of record or beneficially by such Shareholder as of the date hereof. Such Shareholder has full right, power and authority to sell, pledge, transfer and deliver its Existing Shares and Certificate pursuant to this Agreement, and upon any acquisition of any After-Acquired Shares will have full right, power and authority to sell, pledge, transfer and deliver such After-Acquired Shares (and the Common Stock certificate(s) evidencing the same) pursuant to this Agreement. There are no outstanding proxies with respect to Shares owned of record or beneficially by such Shareholder.

               ARTICLE 3: REPRESENTATIONS AND WARRANTIES OF VARLEN

     Varlen hereby makes the same representations and warranties to each Shareholder as Varlen has made to the Company in Article 3 of the Acquisition Agreement with the same effect as though such representations and warranties were herein set forth in full.

                 ARTICLE 4: TRANSFER OF SHARES; NO SOLICITATION

     SECTION 4.1 TRANSFER OF SHARES. During the term of this Agreement, and except as otherwise provided herein or with the prior written consent of Varlen, each Shareholder shall not: (i) sell, pledge or otherwise dispose of any of its Shares, (ii) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Shares, or
(iv) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer or other disposition of any Shares.

     SECTION 4.2 APPOINTMENT OF ATTORNEY-IN-FACT. In the event that any Shareholder shall be in default of its obligations hereunder, such Shareholder irrevocably appoints Varlen as such Shareholder's attorney-in-fact, with an irrevocable instruction to Varlen (if and to the extent that such Shareholder is required by the terms of this Agreement to do so): (i) validly to tender such Shareholder's Shares pursuant to the Offer, and (ii) to execute any instrument of transfer and/or other documents and do all such other acts and things as may in the opinion of Varlen be necessary or expedient for the purpose of, or in connection with, tendering such Shares pursuant to the Offer.

     SECTION 4.3 NO SOLICITATION. Each Shareholder agrees to abide by the terms of Section 5.5 of the Acquisition Agreement.

                             ARTICLE 5: TERMINATION

     This Agreement shall terminate upon the earlier to occur of: (i) the termination of the Acquisition Agreement, and (ii) the Effective Time (as defined in the Acquisition Agreement) of the Merger. Upon such termination, this Agreement shall have no further force or effect (other than Section 6.4, which shall continue to apply to any case, action or proceeding relating to the enforcement of this Agreement).

                          ARTICLE 6: GENERAL PROVISIONS

     SECTION 6.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by guaranteed overnight service or telecopier to the parties at the following addresses) or at such other addresses as shall be specified by the parties by like notice):

     If to Varlen:
                         Varlen Corporation
                         55 Shuman Boulevard, Suite 500
                         Naperville, Illinois  60566-7089
                         ATTENTION: Richard L. Wellek
                                    President & Chief Executive Officer
                         Telecopier No. (708) 420-7123
                         Telephone No.   (708) 420-0400

     with a copy to:
                         Dechert Price & Rhoads
                         477 Madison Avenue
                         New York, New York  10022
                         ATTENTION: Claude A. Baum, Esq.
                         Telecopier No. (212) 308-2041
                         Telephone No.   (212) 326-3500

     If to a Shareholder, to the address set forth below such Shareholder's name on the signature pages hereof.

     Section 6.2 INTERPRETATION. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article and Section references in this Agreement are to the referenced Articles and Sections of this Agreement, unless the context otherwise requires.

     Section 6.3 MISCELLANEOUS. This Agreement: (i) constitutes the entire agreement, and supersedes all other prior agreements and undertakings (both written and oral), among the parties hereto, or any of them, with respect to the subject matter hereof; (ii) is not intended to confer upon any other person any rights or remedies hereunder; (iii) shall not be assigned or delegated by any party hereto, except that Varlen may assign all or any portion of its rights and obligations hereunder to one or more direct or indirect wholly-owned subsidiaries of Varlen which in a written instrument shall make all the representations and warranties of Varlen set forth herein and shall agree to assume all of Varlen's obligations hereunder and be bound by all of the terms and conditions of this Agreement (PROVIDED, HOWEVER, that no such assignment or delegation shall relieve Varlen of its obligations hereunder); and (iv) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the Commonwealth of Virginia, without giving effect to the principles of conflict of laws thereof. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.

     Section 6.4 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

     IN WITNESS WHEREOF, Varlen and the Shareholders have caused this Agreement to be executed as of the date first written above.


VARLEN CORPORATION


By:
   ---------------------------
     Richard L. Wellek
     President and
       Chief Executive Officer


SHAREHOLDERS:



Name:      Needham Bryan Whitfield
Number of Existing Shares:      91,917
Certificate No(s).  See Annex III
Record Owner:  Needham Bryan Whitfield
Address:  One Park West Circle
          Suite 201
          Midlothian, Virginia 23113
ATTENTION:   Needham Bryan Whitfield
Telecopier No.  (804) 379-4668
Telephone No.  (804) 379-2900




Name:       Anne Whitfield Kenny
Number of Existing Shares:  443,800
Certificate No(s).  See Annex IV
Record Owner:  Anne Whitfield Kenny
Address:   206 Gun Club Road
           Richmond, Virginia 23221

ATTENTION:   Anne Whitfield Kenny
Telecopier No.      N/A
Telephone No.  (804) 359-5863

- ------------------------------------------
Needham B. Whitfield, individually and in the various capacities set forth on the attached Schedule I on behalf of the various record and/or beneficial holders of shares of Brenco Common Stock set forth thereon.




- ------------------------------------------
Anne Whitfield Kenny, individually and in the various capacities set forth on the attached Schedule II on behalf of the various record and/or beneficial holders of the shares of Brenco Common Stock set forth thereon.

                                                                      Schedule I


NAME OF ACCOUNT (HOLDER)              CAPACITY                 NUMBER OF SHARES*
- ------------------------              --------                 -----------------

Needham B. Whitfield                   Direct                              3,650
                            (Shares Held by Wheat First
                             Butcher Singer in Account
                                     8349-8150)


Needham B. Whitfield                   Direct                            200,000
                            (Shares Held by Wheat First
                             Butcher Singer in Account
                                     8349-7975)


Trust F/B/O Theodore               Co-Trustee (1)                         38,472
Hatch Whitfield (u/a              (Shares Held in
George Hendry Whitfield)     NationsBank Trust Account
                                 40-05-500-6500862)


Trust F/B/O Julia                  Co-Trustee (1)                         38,472
Fatheree Whitfield (u/a           (Shares Held in
George Hendry Whitfield)     NationsBank Trust Account
                                 40-05-500-6500870)


Trust F/B/O Sophia                 Co-Trustee (1)                         57,708
Nazlee Whitfield (u/a             (Shares Held in
George Hendry Whitfield)     NationsBank Trust Account
                                 40-05-500-6500888)


Trust F/B/O Alexander              Co-Trustee (1)                         57,708
Amr Whitfield (u/a                (Shares Held in
George Hendry Whitfield)     NationsBank Trust Account
                                 40-05-500-6500896)


Rieman & Co.                      General Partner                         15,082


Paka & Co. Trust                  General Partner                         15,082


Sophia N. Whitfield                Co-Trustee(2)                          31,041
Irrevocable Trust


Sophia Whitfield & Co.            General Partner                          2,000


Sophia Whitfield & Co.            General Partner                         25,000
                            (Shares Held by Wheat First
                             Butcher Singer in Account
                                     7389-4169)

                                                                      Schedule I


NAME OF ACCOUNT (HOLDER)               CAPACITY                NUMBER OF SHARES*
- ------------------------               --------                -----------------

Alexander Whitfield & Co.           General Partner                       25,000
                             (Shares Held by Wheat First
                              Butcher Singer in Account
                                      1078-2326)


Alexander A. Whitfield               Co-Trustee (2)                       33,041
Irrevocable Trust


Theodore Hatch Whitfield             Co-Trustee (3)                       48,900
Trust u/w Mildred F.          (Shares Held by Wheat First
Whitfield                      Butcher Singer in Account
                                      8349-7756)


Julia Fatheree Whitfield             Co-Trustee (3)                       48,900
Trust u/w Mildred F.          (Shares Held by Wheat First
Whitfield                      Butcher Singer in Account
                                      8349-7734)



Custodian (under UGMA)                 Custodian                           1,000
for Christopher D. Harper     (Shares Held by Advest, Inc.
                                in Account 258-01599)


Custodian (under UGMA)                 Custodian                           1,000
for Jonathan D. Harper        (Shares Held by Advest, Inc.
                                in Account 258-01601)


The Micawber Foundation                President                          10,000
                             (Shares Held by Wheat First
                              Butcher Singer in Account
                                      7757-6187)


Whitfield Foundation                   President                          90,000
                             (Shares Held by Wheat First
                              Butcher Singer in Account
                                      8350-3049)


Estate of Mildred F.                Co-Executor (4)                      250,000
Whitfield                     (Shares Held by Wheat First      (Also reported by
                              Butcher Singer in Account          Anne Whitfield
                                      8350-2962)                      Kenny, as
                                                                   Co-Executor)

Footnotes:

(1) Needham B. Whitfield is co-trustee with NationsBank of Virginia, N.A. Needham B. Whitfield has sole voting and dispositive powers with respect to Brenco stock held in trust.

(2) Needham B. Whitfield is co-trustee with his wife, Maha S. Whitfield. Either co-trustee may vote or sell Brenco shares held by trust.

(3) Needham B. Whitfield is co-trustee with William J. Newman, Jr. Needham B. Whitfield has sole voting and dispositive powers with respect to Brenco stock held in trust.

(4) Needham B. Whitfield is co-trustee with his sister Anne Whitfield Kenny. Both co-executors must consent to sale of Brenco shares held by the estate.

* Shares for which no account information is given hereon are represented by certificates set forth on Annex III.

                                                                     Schedule II


 NAME OF ACCOUNT (HOLDER)             CAPACITY               NUMBER OF SHARES
 ------------------------             --------               ----------------


     Anne Whitfield Kenny               Direct                  200,000(1)


Estate of Mildred F. Whitfield      Co-Executor(2)              250,000(2)


 Trust F/B/O of Anne Blackmon        Co-Trustee(3)               76,944
Kenny (u/a George H. Whitfield)


  Trust F/B/O Katherine Bryan        Co-Trustee(3)              115,416
Kenny (u/a George H. Whitfield)


   Anne Blackmon Kenny Trust         Co-Trustee(4)               47,814(6)
  (u/w/ Mildred F. Whitfield)


   Kathryn Bryan Kenny Trust         Co-Trustee(5)               47,811(6)
  (u/w/ Mildred F. Whitfield)


     Fatherree Foundation              President                 92,585(6)



- ---------------

(1)  Held in an account at Wheat First Butcher Singer.

(2)  Co-executor is Needham B. Whitfield and these shares are also included in
     Schedule I for Needham B. Whitfield.

(3) Co-trustee is NationsBank of Virginia, N.A. Anne Whitfield Kenny has sole voting and dispositive power with respect to Brenco Stock held in the Trust; shares held in an account at NationsBank.

(4) Co-trustee is William J. Newman, Jr.; Anne Whitfield Kenny has sole voting and dispositive power with respect to Brenco Stock held in the Trust.

(5) Co-trustee is William J. Newman, Jr.; Anne Whitfield Kenny has sole voting and dispositive power with respect to Brenco Stock held in the Trust.

(6)  Shares held in an account at Davenport & Company of Virginia, Inc..